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                                                                    EXHIBIT 23.5


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of American Industrial Properties REIT on Form S-8 of our report dated January 26, 1998, appearing in the Current Report on Form 8-K dated March 23, 1998, with respect to the Combined Statement of Revenues and Certain Expenses of Corporex Plaza I and Presidents' Plaza Business Center for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Cincinnati, Ohio
December 21, 1998